Exhibit 10.55
[*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
WAFER SUPPLY AND TEST SERVICES AGREEMENT
     This Wafer Supply and Test Services Agreement (the “Agreement”) is entered into as of Effective Date by and between Semiconductor Components Industries, LLC, a Delaware limited liability company with its principal place of business at 5005 East McDowell Road, Phoenix, Arizona 85008 (“SCI”), and LSI Logic Corporation, a Delaware corporation with its principal place of business at 1621 Barber Lane, Milpitas, CA 95035 (“LSI”). In this Agreement, LSI and SCI are referred to collectively as the “Parties” and each of them is sometimes referred to individually as a “Party.”
Recitals
     A. SCI and LSI are parties to an Asset Purchase Agreement dated April 5, 2006 (the “Asset Purchase Agreement”) pursuant to which LSI has agreed to cause its and its subsidiaries’ right, title, and interest in and to certain assets associated with LSI’s semiconductor wafer fabrication facilities in Gresham, Oregon to be sold and transferred to SCI and SCI has agreed to acquire the same from LSI and its subsidiaries.
     B. LSI and its subsidiaries, including LSI Logic HK Holdings, desire to receive from SCI, and SCI agrees to provide to LSI and its subsidiaries, including LSI Logic HK Holdings, certain wafer supply, test, and related services to be performed by SCI at the semiconductor wafer fabrication facilities in Gresham, Oregon.
Agreement
The Parties, intending to be legally bound, agree as follows:
1. Definitions. Any capitalized term that is used but not expressly defined in this Agreement will have the same meaning in this Agreement as the meaning (if any) given to such term in the Asset Purchase Agreement. For purposes of this Agreement:
     1.1 “Change of Control” means, with respect to a Party (or ON), the occurrence of any of the following events: (a) any consolidation or merger of such Party (or ON) with or into any other entity in which the holders of such Party’s (or ON’s) outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving entity or stock representing a majority of the voting power of an entity that wholly owns, directly or indirectly, the surviving entity; (b) the sale, transfer, or assignment of securities of such Party (or ON) representing a majority of the voting power of all of such Party’s (or ON’s) outstanding voting securities to an acquiring party or group, in a single transaction or a series of related transactions; or (c) the sale of all or substantially all of such Party’s (or ON’s) assets. In addition, in the case of SCI, a

“Change of Control” also means and includes any transaction or series of transactions as a result of which ON no longer has the power or authority to control and direct the business or affairs of SCI.
     1.2 “COT Wafers” means Wafers designed and/or manufactured in connection with LSI’s customer owned tooling program.
     1.3 “Die” means an individual integrated circuit product as fabricated or to be fabricated on a silicon Wafer.
     1.4 “Effective Date” means the Closing Date.
     1.5 “Gflx™ Process Technology” means the 0.11 micron process technology jointly developed by LSI and TSMC that is commonly referred as the “Gflx” process technology.
     1.6 “Hot Lot” means an expedited level of manufacturing Wafer Lots that is considered to be a priority 2 level of processing that results in cycle times shorter than the standard cycle time but longer than the cycle time for Super Hot Lots.
     1.7 “In-Process Wafers” has the meaning set forth in Section 2.4.
     1.8 “Licensed Material” means all information and materials (including process technology and specifications, recipes and procedures related to the design, manufacture, testing, quality, functionality and performance of the Products or the provision of the Services), owned by LSI (or with respect to the applicable portions of the Gflx Process Technology, licensed to LSI by TSMC) and furnished by LSI to SCI for use in connection with the manufacture of the Products or the performance of the Services, including the Specifications, mutually agreed upon updates and amendments to the foregoing, and the Tooling
     1.9 “LSI’s Requirements” means the quantity and type of Products and Services that are actually ordered by LSI or its Subsidiaries pursuant to this Agreement, subject to the limitations on Orders described in Sections 4.1, 4.2, 4.3, and 4.4.
     1.10 “Metallization Processing” means the step in the fabrication of a Wafer in which proper interconnection of circuit elements is made.
     1.11 “ON” means ON Semiconductor Corporation, a Delaware corporation and SCI’s parent company.
     1.12 “On-Time Delivery” means between [*] prior to the LSI requested delivery date and [*] later than LSI’s requested delivery date; provided however, that up to [*] of deliveries in any [*] can be delivered [*] than LSI’s requested delivery date and ON will still be considered to have satisfied its On-Time Delivery obligations.
     1.13 “Order” has the meaning set forth in Section 4.6.
     1.14 “Products” means semiconductor Wafer products, in Die in Wafer form

(“DWF”) or Wafers as Ordered by LSI, (a) of the type currently being manufactured at the Gresham Facilities as of the Effective Date, (b) that are capable of being manufactured at the Gresham Facilities based on the Wafer fabrication process technologies for which the Gresham Facilities are currently qualified as of the Effective Date (including LSI’s C9, G10, G11, G12, CMOS35, CMOS25, and CMOS18 process technologies and, as set forth in Section 2.6(a) the Gflx™ Process Technology as in intended to be qualified), and includes COT Wafers and RapidChip® Products, and (c) semiconductor Wafer products that are capable of being manufactured at the Gresham Facilities based on Wafer fabrication process technologies for which the Gresham Facilities are qualified after the Effective Date. Any semiconductor Wafer products that SCI agrees to manufacture or process at the Gresham Facilities for LSI or its Subsidiaries during the term of this Agreement will automatically be deemed included in the definition of “Products.”
     1.15 “Proprietary Rights” means and includes all: (a) rights associated with works of authorship (whether or not registered), including copyrights and mask work rights, (b) patent rights, (c) trade secret rights, and (d) other types of legally recognized rights in intangible assets (other than trademark and service mark rights, trade dress rights, trade name rights, and similar rights) except as may be necessary for SCI to affix certain LSI trademarks on the Products as requested by LSI, and (e) all registrations, renewals, extensions, combinations, divisions, or reissues of, and applications for, any of the rights referred to in clauses (a) through (d) above.
     1.16 “Qualified Purchases” means all amounts paid by LSI (or any of LSI’s Subsidiaries) for Products or Services under this Agreement, including for purchases of COT Wafers and all amounts paid by LSI for adders, premiums and other charges associated with the SCI’s furnishing of Products hereunder, but excluding payments made by LSI to ON or SCI under the Facilities Use Agreement or Transition Services Agreement and payments for Implant Adders. Also excluded are credits for In-Process Wafers, Raw Wafers, Quartz and Targets (per Attachment B-2, paragraph 4.0) at time of Closing. The amount of any such credits will be added back to the TMPA and the QMPA for the applicable quarter at the time the credit is issued. A Qualified Purchase will be deemed to have occurred, and will be counted for purposes of determination of LSI’s fulfillment of any QMPA, with respect to Products, upon the earlier of the agreed upon On-Time Delivery date or the initial shipment of the Product in question, regardless of whether a Product may later be rejected or returned, or with respect to Services, upon performance of the Service in question.
     1.17 “Quarter” means a LSI fiscal quarter.
     1.18 “Quarterly Minimum Purchase Amount” or “QMPA” has the meaning set forth in Section 3.1.
     1.19 “RapidChip® Product” means an integrated circuit manufactured using a RapidChip® Slice with the top metal layers applied to the RapidChip® Slice.
     1.20 “RapidChip® Slice” means a partially manufactured integrated circuit in which all silicon based layers have been built based on LSI’s proprietary RapidChip®

technology but which does not include the top metal layers.
     1.21 “Reticles” means the photomasks that are used to manufacture the Products.
     1.22 “Revenue Commitment Period” means the period beginning on the Effective Date and ending on (and including) the second anniversary of the Effective Date.
     1.23 “Services” means the Wafer sort test services, Wafer processing services, Metallization Processing services, expedited Wafer processing services, engineering services, probe card maintenance services, inventory storage services, quality assurance services, services relating to COT Wafers, and other similar and related services that LSI may from time to time request SCI to perform by means of an Order, purchase order release, or similar document.
     1.24 “Specifications” has the meaning set forth in Section 8.1.
     1.25 “Subsidiary” of a Party means any other Person of which (or in which) an amount of the voting securities or other voting ownership interests sufficient to elect at least a majority of such other Person’s board of directors or other governing body (or, if there are no voting interests, more than 50% of the equity interests of which) is directly or indirectly owned or controlled by such Party.
     1.26 “Super Hot Lot” means an expedited level of manufacturing Wafer Lots that is considered to be a priority 1 level of processing that results in cycle times shorter than the cycle time for Hot Lots.
     1.27 “Total Minimum Purchase Amount” or “TMPA” has the meaning set forth in Section 3.1.
     1.28 “TSMC” means Taiwan Semiconductor Manufacturing Co., Ltd.
     1.29 “Wafer” means a crystalline substrate for integrated circuit fabrication which when fully processed may consist of several potential finished Die.
     1.30 “Wafer Lot” means a batch or lot of Wafers that are processed at the same time. Each Wafer Lot (or number of Die as converted to Wafers) to be Ordered by LSI and processed by SCI for LSI and its Subsidiaries will consist of a minimum of 24 Wafers, except as other wise provided in this agreement in Section 5.6(c).
2. Supply Obligation. Using the Gresham Facilities, SCI will manufacture and provide the Products to LSI and perform the Services according to the terms and conditions in this Agreement. It is expressly understood that the quality and performance standards and requirements set forth in this Agreement are intended to represent the operating experience and capability of the Gresham Facilities’ operations as conducted by LSI immediately prior to the Closing (the “Reference Point”). In the event that SCI reasonably and with adequate specificity demonstrates, and so notifies LSI in writing within ninety (90) days after the Reference Point, that the actual operating capability and performance of the Gresham Facilities’ operations as of the Reference Point are inferior to that required for performance to any of such standards or requirements specified herein such that SCI’s performance hereunder is adversely impacted to a material extent, at SCI’s request the Parties shall in good faith modify such standards or requirements so as to reflect the actual operating capability and performance of the Gresham Facilities’ operations as of the Reference Point. It is further understood that for a limited period after the Effective Date SCI will require certain assistance under the Transition Services Agreement. If an issue arises under the Transition Services Agreement that adversely impacts SCI’s ability to perform under this Agreement, the parties will discuss in good faith resolution of the issue.
     2.1 Products. During the term of this Agreement, subject to the mix limitations in Sections 4.1, 4.2 and 4.3 and the capacity limitations in Section 4.4, SCI will supply LSI with LSI’s Requirements for Products. If LSI requests that SCI manufacture and provide to LSI Products that are not of the type manufactured or capable of being manufactured at the Gresham Facilities as of the Effective Date but are capable of being manufactured at the Gresham Facilities as of the date of LSI’s request, including but not limited to certain Products LSI procures from [*] in [*], the Parties will mutually agree in writing on the lead times, acceptable yields and defect densities, and other applicable quality and functional requirements and specifications for such products and thereafter such products will automatically be deemed to be Products under this Agreement and the agreed-upon lead times, acceptable yields and defect densities, and other applicable quality and functional requirements and specifications will be deemed to be Specifications under this Agreement. SCI is not required to perform process development work for new technology platforms. The addition of products using processes not being run at the Gresham Facilities as of the Effective Date is subject to mutual agreement. Any process development costs for such additional products will be discussed in good faith between the Parties.
     2.2 Wafer Sort Test Services. SCI will perform Wafer sort test services on all applicable Products produced for LSI or its Subsidiaries at the Gresham Facilities and on Products manufactured by a third party for LSI or its Subsidiaries and delivered by LSI or any of its Subsidiaries to SCI for processing by SCI. LSI will provide all necessary test programs to SCI in order to provide the Wafer sort test services.
     2.3 Testing by LSI. SCI will allow LSI’s test engineers access to and use of the test equipment at the Gresham Facilities during the day shift normal working hours, and such other days and/or times as LSI may reasonably request, under mutually agreeable arrangements and will provide test operator support for LSI’s test engineers. The hourly rate for engineering test time will be the same as the rate for production testing. The Parties will establish a mutually agreeable schedule by which LSI’s test engineers will have access to and use of such test equipment, updated monthly. If LSI requires additional test time that is not reflected in the applicable schedule, than LSI (in cooperation with SCI) will set priorities between delivery of Products and test time. If unscheduled test time impacts On-time Delivery, then any impacted delivery dates will be appropriately reset so that SCI will not be penalized for failing to deliver in accordance with the original delivery dates.

     2.4 In-Process Wafers. SCI will finish processing all Products that are in the process of being fabricated at the Gresham Facilities as of the Effective Date (“In-Process Wafers”) in accordance with LSI’s schedule and requirements for such Products. All In-Process Wafers will remain LSI’s property at all times while at the Gresham Facilities.
     2.5 Metallization Processing. LSI will cause its supplier of RapidChip® Slices to deliver quantities thereof to SCI at the Gresham Facilities. SCI will accept deliveries of such RapidChip® Slices and hold them in safekeeping as consigned materials until Metallization Processing is ordered by LSI. Thereupon SCI will perform the Metallization Processing and other Services requested by LSI for RapidChip Products® in accordance with the applicable LSI specifications. In the event it is determined after SCI has commenced Metallization Processing of a Slice that such Slice was defective when received by SCI and SCI has properly performed the Metallization Processing and other Services ordered by LSI for such Slice, SCI shall be entitled to payment for the Metallization Processing and other Services performed by SCI.
     2.6 Supported Technologies. At a minimum under this Agreement SCI will support and manufacture Products for LSI using the following technologies:
          (a) Process Technologies. Subject to Section 14.2 below, for the Initial Term SCI will support the C9, G10, G11, G12, CMOS35, CMOS25, and CMOS18 process technologies and the Gflx™ Process Technology at the Gresham Facilities. In the event the full qualification of the Gflx™ Process Technology has not occurred as of the Effective Date, SCI will support the completion of such qualification in accordance with the requirements of LSI’s qualification plan. A summary of LSI’s Gflx qualification plan requirements is set forth as Attachment J hereto.
          (b) Rapid Chip Manufacturing. Subject to Section 14.2 below, for the term of this Agreement SCI will support manufacture at the Gresham Facilities of RapidChip® Products using both the G12 process technology and the Gflx™ Process Technology, which includes the following obligations: pre-fabrication of the RapidChip® Slices and storage of RapidChip® Slices in inventory for further processing at a later date, storage of RapidChip® Slices fabricated using the Gflx™ Process Technology by a third party designated by LSI for subsequent Metallization Processing at the Gresham Facilities, and Metallization Processing of the RapidChip® Slices manufactured at the Gresham Facilities or by a such third party pursuant to expedited cycle times and fees as requested by LSI and agreed to by SCI.
          (c) LVR. When requested by LSI, SCI will use low volume Reticles (LVR) for Wafer processing. Additionally:
          (i) Non-RapidChip Products: Once a particular Product has an actual history volume totaling [*] for G12 and [*] for Gflx and a forecast of consistent reasonable ongoing volumes for the particular Product, then LSI shall provide a full volume Reticle set. The number of LVRs shall be limited to no more than the average for the [*] prior to the Effective Date.

          (ii) RapidChip Products: Both SCI and LSI recognize that RapidChip Products will require support of LVR Reticles for Wafer processing. SCI will continue to use LVR Reticles for such RapidChip Products until such time that LSI anticipates there will be consistent and adequate future volumes for any such RapidChip Product, at which time an HVR set will be purchased by LSI. Attachment B-1 has separate pricing for HVR (when used instead of LVR).
          (d) ITAR Flow Procedures. Subject to Section 14.2 below, for the term of this Agreement SCI, at its cost, will support the ITAR process flow requirements and support LSI’s military and aeronautical business (i.e., the manufacture of integrated circuits for military and aeronautical applications) at the Gresham Facilities.
          (e) Experimental Requests. For the term of this Agreement, SCI will support LSI’s requirements for skew lots, DOE and other engineering-related experimental requests by LSI. SCI will support special skews requested by LSI, including combined poly and implant for mixed signal and for opposite process corner comparison (e.g. strong N- /weak-P). The additional cycle time required for processing any such experimental requests shall be incrementally added to the committed cycle times as defined in Attachment C.
          (f) New Designs. For the term of this Agreement, SCI will accept from LSI and its Subsidiaries Orders for Products based on new designs for prototype production and volume production to be manufactured using any of the process technologies available at the Gresham Facilities. As new Products are included in LSI’s Requirements, the pricing for such Products will be based on the pricing for other Products manufactured using the applicable process technology set forth in Attachment B at the time Orders for such Products are placed. LSI may transfer Products, and the associated Reticles for such Products, from the third party’s facility in Japan referred to in Section 2.1 above as new designs for manufacturing at the Gresham Facilities. Attachment E sets forth the applicable micro-capacity for Products using such transferred Reticles.
     2.7 Second Source. If at any point during the Revenue Commitment Period LSI believes it needs a second source for any Products, LSI will notify SCI of such need and the Parties will discuss the matter in good faith.
     2.8 Direct Relationship with Customer. LSI has relationships with certain ARO customers (including certain process flows and the [*]). SCI agrees to continue to support such relationships either by providing the Products and Services to LSI under this Agreement (in which case LSI will continue to have the direct customer relationship with the ARO customers) or until, as soon as reasonably practicable and subject to the agreement of each ARO customer, SCI takes direct customer responsibility for such customers.
3. Purchase Requirements
     3.1 Minimum. Subject to the terms and conditions of this Agreement and provided that SCI fulfills all of its material obligations under this Agreement (including its material obligations under Sections 2, 4, 7, and 8), LSI will ensure that it and its Subsidiaries collectively make a minimum amount of one hundred ninety-eight million, eight hundred thousand dollars ($198,800,000) of Qualified Purchases (the “Total Minimum Purchase Amount” or “TMPA”) during the Revenue Commitment Period. At the end of the Revenue Commitment Period, the TMPA will be deemed satisfied if LSI and its Subsidiaries have made an aggregate amount of Qualified Purchases at least equal to the TMPA. In addition, during the Revenue Commitment Period LSI will ensure that it and its Subsidiaries make Qualified Purchases in amounts at least equal to the quarterly minimums set forth in Attachment A, as such minimums may be adjusted pursuant to Section 3.2 (the “Quarterly Minimum Purchase Amount” or “QMPA”). All Qualified Purchases placed during a given Quarter will be totaled to determine if the applicable QMPA has been met. All Qualified Purchases made during the Revenue Commitment Period will be totaled to determine if the TMPA has been met. After the Revenue Commitment Period, SCI will continue to supply LSI’s Requirements for Products and Services from the Gresham Facilities in accordance with the terms and conditions of this Agreement; provided, however, LSI will no longer have any obligation to make a minimum amount of Qualified Purchases and the TPMA or QPMA will no longer apply.
     3.2 Reconciliation of QMPA. At the end of each Quarter during the Revenue Commitment Period, LSI will provide SCI with a written report stating the actual amount of Qualified Purchases made by LSI and its Subsidiaries in that Quarter and the QMPA for that Quarter and any difference between the amount of Qualified Purchases in the applicable Quarter and the QMPA for that Quarter. If the initial and final Quarters are not complete Quarters, the applicable QMPA will be apportioned on the basis of a 13 week Quarter (e.g., if the QMPA for the second Quarter of 2006 is [*] and there are 10 weeks remaining in the second Quarter of 2006 when this Agreement is signed, the QMPA for the second Quarter of 2006 will be reduced by a factor of 10/13 from [*] to [*] and the difference [*] will become the QMPA for the first three weeks of Q2-08).
          (a) Excess. If the amount of LSI’s and its Subsidiaries’ Qualified Purchases during a given Quarter is greater than the QMPA for that Quarter, the amount by which the Qualified Purchases exceeds the applicable QMPA, but only up to [*] of that Quarter’s QMPA, will be carried over and added to the amount of Qualified Purchases made by LSI and its Subsidiaries in the next subsequent Quarter as if made in that Quarter and counted toward the QMPA for that Quarter. (See the example set forth in Attachment B-3.)
          (b) Shortfall. If the amount of LSI’s and its Subsidiaries’ Qualified Purchases during a given Quarter is less than the QMPA for that Quarter, LSI will pay to SCI, within 30 days after the end of the Quarter, an amount equal to the portion of the shortfall (if any) that is greater than [*] of that Quarter’s QMPA, and the remainder of the shortfall (up to [*] of that Quarter’s QMPA) will be added to the QPMA for the next Quarter, resulting in the QMPA for the next Quarter being equal to the amount of the QMPA set forth in Attachment A plus the amount of the shortfall up to [*] of the previous Quarter’s QMPA. (See the example set forth in Attachment B-3.)
          (c) Reconciliation of TMPA. At the end of the Revenue Commitment Period or the end of the first subsequent Quarter thereafter in the event of a shortfall in the last Quarter of the Revenue Commitment Period and the applicability of Section 3.2(b) above, the Parties will perform a final reconciliation of the sum of (i) LSI’s and its Subsidiaries’ total amount of Qualified Purchases during the Revenue Commitment Period and (ii) the total amount of shortfall payments made (or, for the final Quarter, to be made) pursuant to Section 3.2(b) against the TMPA. Except with respect to the extent that LSI’s obligation to fulfill any QMPA has been adjusted, deferred or excused pursuant to paragraph (d) below, if such sum, as may have been so adjusted, is less than the TMPA, then the difference will be paid by LSI to SCI within 30 days after the Parties complete such reconciliation.
          (d) Adjustments to TMPA and QMPA. LSI’s obligation to fulfill the TMPA and any QMPA may be adjusted, deferred or excused pursuant to circumstances as follows:
               (i) In the event that during the Revenue Commitment Period, the On-Time Delivery date is not met by SCI, but LSI’s customer will still accept a later delivery of the finished version of such Product, LSI, at its sole discretion, may reduce the QMPA for the Quarter in which the Product was to be delivered and increase the QMPA for the Quarter during the Revenue Commitment Period in which the Product is delivered to LSI by the applicable amount. In the event delivery to LSI’s customer is delayed beyond the end of the Revenue Commitment Period, the reconciliation of the TMPA and applicable QMPA will include a reduction to such extent.
               (ii) In the event that during the Revenue Commitment Period SCI would be more than two weeks late in making an On-Time Delivery (“Late Delivery” solely for purposes of this paragraph (d)) of any Product and the order for the finished version of such Product from LSI’s customer has been cancelled, the QMPA will be reduced by the Late Delivery portion of LSI’s Order and LSI will use commercially reasonable efforts to place other Orders for an equivalent amount within the Revenue Commitment Period or within two (2) years thereafter. In the event LSI has not placed an order for such equivalent amount before the end of the Revenue Commitment Period, the reconciliation of the TMPA and applicable QMPA will include a reduction to such extent.
               (iii) In the event that LSI returns any Product to SCI due to the non-conformity of the Product for which LSI is entitled to a credit or a refund and LSI’s customer for the finished version of such Product will accept a replacement finished version of such Product, the purchase price for such replacement Product will not be counted towards the QMPA or TMPA.
               (iv) In the event that LSI returns any Product to SCI due to the non-conformity of the Product for which LSI receives a credit or a refund and LSI’s customer for the finished version of such Product will not accept a replacement finished version of such Product, LSI will make commercially reasonable efforts to place other Orders for an equivalent amount of such credit or refund within the Revenue Commitment Period or within two (2) years thereafter. LSI’s fulfillment of the applicable QMPA when such non-conforming Product was shipped will not be affected in any manner.

4. Forecasts and Ordering
     4.1 Forecasts. Beginning on the Effective Date and continuing thereafter on a monthly basis, LSI will provide SCI with a [*] rolling forecast by Wafer starts of LSI’s Requirements by process technology for such period (the “Forecast”).
          (a) The Forecast will be provided by Wednesday in the fourth week of every LSI fiscal month. Subject to LSI’s rights to make certain adjustments the [*] of the Forecast will be fixed (“Binding Forecast”). During (i) the [*] of the Forecast LSI shall have the right to adjust the Binding Forecast amounts upwards or downwards by up to [*] of the total number of Wafer starts stated in the Binding Forecast for such [*]; (ii) the [*] of the Binding Forecast LSI shall have the right to adjust the Binding Forecast amounts upwards or downwards by up to [*] of the total number of Wafer starts stated in the Binding Forecast for such [*]; and (iii) the [*] of the Binding Forecast LSI shall have the right to adjust the Binding Forecast amounts upwards or downwards by up to [*] of the total number of Wafer starts stated in the Binding Forecast for such [*]; provided, however, LSI may not make any increases in the Forecast amounts that would exceed the micro-capacity constraints identified in Attachment E or the availability of resources and raw materials necessary to manufacture the Products and perform the Services.
          (b) The [*] of the Forecast will not be binding on LSI, will be subject to adjustment at LSI’s discretion, and will identify monthly demand for LSI’s Requirements for planning purposes only. Once per Quarter the Parties will review the forecasted capacity loadings, and the availability of resources and raw materials to determine what, if any, additional capacity is available in excess of any previous Forecast amount.
          (c) In no event does the exercise by LSI of its right to make any of the adjustments provided by (a) or (b) above to the Forecast relieve LSI from its obligations to meet the TMPA and applicable QMPA.
     4.2 Process Technology Mix. In addition to LSI’s right to increase or decrease the amounts of the Binding Forecast as described in Section 4.1, if LSI requests changes to the process technology mix (i.e., the quantity of Products to be manufactured using each distinct process technology) within the Binding Forecast period, SCI will make reasonable efforts to accommodate the requested changes, taking into consideration available capacity for the relevant process technology and availability of materials. Unless SCI agrees otherwise, the mix of process technologies used to meet LSI’s Requirements set forth in the Forecasts will fall within minimum and maximum weekly start rates for each process technology to be agreed upon by the Parties during the forecasting process for Products, and in any event will not exceed the individual micro-capacities of the process technologies referred to in Section 4.4.
     4.3 Product Mix. Attachment A, which sets forth LSI’s initial estimates made as of the Effective Date regarding the mix of Products and Services to be ordered by LSI during the Revenue Commitment Period also reflects the Parties’ minimum assumptions regarding Wafer capacity for LSI’s Requirements and the fulfillment of the applicable QMPA and TMPA by LSI. It is acknowledged that in order for LSI to fulfill its QMPA and TMPA, additional Product run rates will be required, which will be ascertained pursuant to the Forecasts provided by LSI under Section 4.1. The estimates set out in Attachment A are not binding on LSI with respect to any subsequent Forecast or Order for the production of specific Products or Services. LSI has the right to make changes to this estimated mix of Products and Services when it places Orders, provided, however, LSI will remain obligated to fulfill the TMPA and applicable QMPA.
     4.4 Capacity. During the Revenue Commitment Period, SCI will ensure that sufficient capacity at the Gresham Facilities is reserved and available at all times to meet LSI’s Requirements. After the Revenue Commitment Period, the Parties will meet on a Quarterly basis to determine the maximum capacity of the Gresham Facilities that will be allocated to LSI; provided, however, that SCI will make commercially reasonable efforts to allocate (taking into account SCI’s other capacity needs at that time on a pari passu basis) maximum capacity to LSI that is at least [*] of the average weekly Wafer start capacity actually used by LSI for the Quarter having the highest number of Orders for Wafer starts submitted by LSI out of the previous [*]. (See the example set forth in Attachment B-3.) The process technologies and related mix thereof set forth in an Order will take into consideration, and not exceed, the capacity allocated to LSI as so agreed to by both Parties from time to time, as well as individual micro-capacities of the process technologies and all other capacity limitations agreed to by the Parties in writing. Attachment E sets forth the process technology micro-capacities at the Gresham Facilities as of the Effective Date. Notwithstanding the foregoing, nothing in this Agreement will limit LSI’s right to submit Orders for Products that have been discontinued pursuant to Section 14.2. If LSI requests capacity increases that would require additional capital expenditures by SCI, then the Parties will discuss in good faith options for putting in place the additional capacity (e.g., LSI may consign equipment to SCI or if LSI purchases the equipment, then SCI will rebate the depreciation expense (using LSI’s applicable useful life) through a reduction to the applicable Wafer or Die price as set forth in Attachment B-1). In the event additional employees would be required to support production of additional LSI demand, SCI will exercise its reasonable best efforts to hire and employ such additional employees to support the increased demand.
     4.5 Minimum Supply of Raw Materials. SCI will maintain adequate inventories of raw materials in order to fulfill the volumes as set forth in the Binding Forecasts provided by LSI. SCI will have the right to invoice LSI for SCI’s actual purchase cost for any raw substrates that are unique to LSI’s specifications purchased by SCI against the Binding Forecasts, which are not required to meet LSI’s actual Orders and are not used within [*] of delivery of the substrates to SCI. The foregoing states LSI’s entire obligation and SCI’s entire remedy with respect to excess raw materials purchased by SCI if LSI fails to place Orders for Products or Services sufficient to meet the Binding Forecast. If conditions occur that will require SCI to enter into long term take or pay type arrangements with suppliers to secure the supply of raw materials, then the Parties will discuss and resolve in good faith the allocation of obligations and risk under such arrangements.
     4.6 Purchase Orders. LSI will submit to SCI weekly purchase order releases containing Die demand or Wafer demand instructions that identify the Products, the quantity of Products and the applicable process technologies for such Products that are to be shipped to LSI, showing the required shipment date, the address for delivery of the completed Products, and any other information applicable to the Products (each such release, an “Order”). All Orders meeting the requirements of Sections 4.2 and 4.3 and consistent with the Binding Forecast and agreed upon cycle times shall be accepted by SCI and confirmed to LSI within [*]. For all Products involving RapidChip® Slices to be delivered to the Gresham Facilities, SCI cannot commit to a delivery date unless such RapidChip® Slices are on-hand or a projected delivery date for the requisite RapidChip® Slices to the Gresham Facility has been provided. The On-Time Delivery date for any such Product will be reset to the extent the RapidChip® Slices are received later than the projected delivery date to the Gresham Facility. All other Orders will be deemed accepted by SCI unless LSI receives a written notice of rejection (stating the reason or reasons for such rejection) within [*] after LSI submitted the Order to SCI. LSI’s Subsidiaries will have the right to submit Orders under this Agreement and all such Orders will be counted as if placed by LSI for the purposes of the Qualified Purchases, Binding Forecasts, Forecasts, and all other purchase requirements of LSI. LSI represents that it has the authority to cause its Subsidiaries to place Orders with SCI under this Agreement and to comply with the terms and conditions of this Agreement when placing Orders with SCI, and LSI will cause its Subsidiaries to comply with the terms and conditions of this Agreement when placing Orders with SCI. LSI will order Products in [*] Wafer lot sizes. Die scheduling will be lot sized by LSI prior to placing Orders.
          (a) Changes. LSI may, from time to time after submission of an Order, provide written notice to SCI proposing changes to the applicable Order (a “Change Proposal”). Following delivery and receipt of the Change Proposal, the Parties will promptly discuss appropriate modifications to the applicable Order (including any changes in the delivery or production schedule or to the pricing for the Products and Services that are the subject of the Change Proposal). If the Change Proposal postpones delivery of Products or Services identified in the Order and SCI has not begun of the manufacture of the applicable Products or performance of the Services, such Change Proposal will be deemed accepted by the Parties and SCI will implement the Change Proposal. If the Change Proposal postpones delivery of Products or Services identified in the Order and SCI has begun manufacture of the applicable Products or performance of the Services, such Change Proposal will be deemed accepted by the Parties and SCI will continue manufacture of the Products or performance of the Services and with respect to the Products, upon completion will hold the completed Products and completed work product with respect to the Services in inventory until the requested delivery date. Similarly, if a Change Proposal requests partial manufacture of a Product, so long as SCI has not manufactured the Product past the point specified in the Change Proposal, such Change Proposal will be deemed accepted by the Parties and SCI will complete partial manufacture of a Product and hold the Product in inventory until needed by LSI. If SCI is required to hold any Products such hold will not exceed [*] or available storage capacity limitations. After [*], SCI will request instructions from LSI (i) to complete production of such Products and ship them as finished Products, (ii) to ship such Products to LSI in their partially processed condition or (iii) to cancel further production of such Products. SCI shall perform in accordance with LSI’s instructions and thereafter invoice LSI for the appropriate Wafer price or the charge for partial processing or cancellation as appropriate in accordance with the terms of this Agreement.
          (b) Cancellation. LSI may cancel any Order or a portion thereof without charge, to the extent that the portion being cancelled has not been started. LSI may cancel any Order or portion thereof that has been started, but will be required to pay a cancellation charge to SCI reflecting the percentage of manufacturing completion (see Attachment B-2) of the Products being cancelled multiplied by the applicable price. Any such cancellation charges during the [*] of this Agreement will be credited towards LSI’s fulfillment of the TMPA and applicable QMPA when such cancellation charges occur.
     4.7 No Adjustment for Defective Products. If LSI cancels all or any part of an Order or returns any Products as permitted under Section 6.1, Section 11.2(c), or Section 15.9, the amount of such cancelled Order or returned Products will be counted toward LSI’s fulfillment of the TMPA, the applicable QMPA, and the applicable Binding Forecast.
5. Pricing; Payment; and Delivery
     5.1 Product Pricing. Attachment B-1 to this Agreement sets forth the prices for the Wafers based on the applicable process technologies used to manufacture the Product and the prices for the process adders for optional processing steps. The date applicable to such pricing shall be based on the LSI requested delivery date or the actual delivery date, whichever is later. In addition:
          (a) For Products for which [*] Wafers within the prior [*] of an Order being placed have been manufactured on a stable process platform, statistical post processing (“SPP”) algorithm (if applicable), and sort test program, Die based pricing will be used. An initial list of Products is set forth in Attachment B-6. Such Die based pricing will be determined using the sort yield, or post SPP yields if applicable, for such Product of the most [*] prior to when the Product is to be manufactured as applied to the applicable Wafer pricing for such Product set forth in Attachment B-1. The applicable Die or Wafer pricing to which such post SPP yield data is applied will be pricing applicable to the Quarter in which delivery of the Product to LSI is made. The NDPW used for Die based pricing will be based on section 5.2 below. For Products with [*] Wafers produced, Wafer based pricing will be used until such time that [*] Wafers will have been produced, and thereafter subsequent Orders will be based on Die based pricing. These prices apply to all of LSI’s purchases of the applicable Products made during the Revenue Commitment Period. After the Revenue Commitment Period, the Parties will meet on a quarterly basis to review the pricing and to negotiate in good faith, as the case may be, price decreases, as are justified by reference to external Wafer pricing market data (e.g. Selantek), or price increases, as are justified based on unforeseen and substantial cost increases then being generally experienced by semiconductor manufacturers to the extent such cost increases are also reflected in such external market data.
          (b) For Products for which LSI requires bumping, Wafer prices as set forth in Attachment B-1 will be used for such Products; provided, however, for bumped Wafer Products for which [*] Wafers have been manufactured, if the actual Die yields for such Products, (after bump and sort yield or SPP as applicable) is lower than the expected NDPW due to a Wafer processing cause, LSI shall be entitled to a credit for the shortfall in the actual NDPW as compared to the expected NDPW. Similarly, for bumped Wafer Products for which [*] wafers have been manufactured, if the actual Die yields for such Products (after bump and sort yield or SPP as applicable) is higher than the expected NDPW, SCI shall be entitled to invoice LSI for the excess in the actual NDPW as compared to the expected NDPW.
          (c) If the actual number of Die manufactured (for Die Orders) or Wafers manufactured (for Wafer Orders) is greater than the actual quantity LSI ordered, SCI will only ship to LSI the number of Products equal to the nearest half or full lot size ordered by rounding up.
          (d) If the actual number of Die manufactured (for Die Orders) or Wafers manufactured (for Wafers Orders) is less than the actual quantity LSI ordered, SCI shall promptly notify LSI of such fact. LSI, at its sole discretion, may cancel such Order to the extent of such quantity that would not be delivered in a timely manner and in the event that LSI’s cancellation made pursuant to Section 11.2, the Wafer price amount(s) applicable to such cancelled Order quantity will be deemed to be Qualified Purchases. In the event LSI still desires delivery of the full quantity per the Order to be made, SCI will promptly start the appropriate quantity of Wafers for delivery of such Die or Wafer shortfall and expedite the production and delivery of such Wafers to LSI without additional charges.
5.2 Calculation of Product Pricing
          (a) Setting NDPW. Prices for the Products are based on the actual number of Wafers that satisfy post SPP yield to be agreed upon by the Parties. When [*] Wafers of a Product that satisfy such agreed-upon post SPP yield and have been produced at the Gresham Facilities (including Wafers produced prior to the Effective Date), a “Net Die per Wafer” or “NDPW” yield factor will be established by the Parties based on the average post SPP yield of the applicable Product for the [*] preceding the date the NDPW yield factor is being established. The NDPW yield factor for those Products that as of the Effective Date have had [*] Wafers produced at the Gresham Facilities is set forth in Attachment B. When the [*] Wafers of additional Products have been manufactured, NDPW yield factor for such additional Products will be established and agreed upon by the Parties; Attachment B will be updated accordingly.
          (b) Price per Good Die. When the NDPW yield factor is established for a Product, the price for each good Die will be determined based upon a formula. The Parties will review and recalculate the NDPW yield factors and the good Die prices for each applicable Product once per Quarter. The following Products, [*], [*] and [*], including any revisions thereof, are an [*]. These Products will be priced based on the post SPP NDPW as of the Effective Date. Once these [*] are complete and LSI’s [*] therefor has [*] for these Products, the NDPW will be immediately adjusted based on the [*] Wafers and the Die pricing will be adjusted accordingly. LSI will [*] of the new Die price on these Products. The Parties will review and recalculate the NDPW yield factor and the Die price for all other Products once per quarter. If the NDPW yield factor for a

Product increases as a result of any such quarterly review, a revised price per good Die will promptly be determined for such Product based upon such formula and applied as the new price for all applicable Wafer starts made thereafter. If the increase in the NDPW yield factor at any such review is [*], the revised price per good Die will be calculated so that [*] of the price decrease is shared with SCI (i.e., the price per good Die paid by LSI will be decreased by [*] of the amount it would have decreased based on upon the pricing formula). NDPW yield factor decreases will not result in a price reduction. (See the example set forth in Attachment B-3.)
          (c) Changes in Sort Test Programs or SPP Algorithms. Pricing will be adjusted as follows: (i) if LSI makes changes to the sort test program or SPP algorithm for test coverage that results in a reduction in NDPW unrelated to existing manufacturing or process methodologies, the Die pricing will be adjusted accordingly, (ii) if LSI makes changes to the sort test program or SPP algorithm due to customer requirements that result in a reduction in NDPW that is unrelated to existing manufacturing or process methodologies, the Die pricing will be adjusted accordingly, or (iii) if LSI makes changes to the sort test program or SPP algorithm that results in NDPW as a result of changes made to the existing process by SCI after the Effective Date or manufacturing or workmanship issues unrelated to the process as defined on the Effective Date, the Die pricing will not be adjusted. In all cases, SCI will work with LSI to improve yields and take actions to return the yield back to the original NDPW.
          (d) Changes in Test Times. If LSI makes any change in a test program that increases or decreases the test times to sort a Product, the applicable Die price will be adjusted upwards or downwards on all Products to which such changed test time is applied.
          (e) Low Volume Production. Once volume for any given technology (e.g., C9, G10, G11, G12 or Gflx) drops below [*] Wafers per [*], all Products running on that technology shall revert Wafer pricing.
          (f) Die Pricing. If at any time during this Agreement, SCI determines that the administrative time and costs associated with maintaining Die pricing is unduly burdensome, it will notify LSI and the Parties will negotiate a resolution in good faith.
     5.3 Wafer Sort Test Services. SCI will perform Wafer sort test services and will provide access to LSI test engineers to the test equipment for the rate per hour of test equipment time for such services set forth in Attachment B-3. If LSI requires additional test time that is not reflected in the schedule agreed to by the Parties, then LSI (in cooperation with SCI) will set priorities between delivery of Products and test time. If unscheduled test time required by LSI impacts On-time Delivery then any impacted delivery dates will be reset so that SCI will not be penalized for failing to deliver in accordance with the original delivery dates.
     5.4 In-Process Wafer Pricing. Pricing for In-Process Wafer processing will be based on the type of process and the degree of completion of the Wafer as of the Effective Date. The prices for the various amounts of Wafer processing according to each process technology for the In-Process Wafers are set forth in Attachments B-1 and B-2.
     5.5 Rapid Chip Product Pricing. Pricing for manufacture and processing of RapidChip® Products will be based on the type of process and the degree of processing of the Product that SCI will perform. The prices for the various amounts of Wafer processing according to each process technology for RapidChip® Products are set forth in Attachment B-1.
     5.6 Other Fees
          (a) Expedited Processing (Hot Lots and Super Hot Lots). LSI will pay SCI the fees set forth on Attachment B-3 for the corresponding expedited processing. To the extent LSI is charged any amounts for expedited partial processing of Products, such amounts will be prorated over the number of processing moves that receive expedited treatment. Expedite fees shall not be charged for any such lot that is not delivered by the SCI committed expedited delivery date.
          (b) Prototypes. LSI will be charged the pricing premium set forth on Attachment B-3 for any prototype products that LSI requests SCI to manufacture.
          (c) Small Lots. LSI has the right to place “Small Lot” Orders on average over the quarter for [*] of the production lots of Products with a maximum of [*] of production lots started in any given week. For anything above these percentages, LSI will pay a [*] premium over the standard prices paid to SCI for such Products.
          (d) A “Small Lot” is a production lot having less than [*] Wafers.
          (e) Reticles. If LSI obtains any Reticles from SCI under this Agreement, any fees paid by LSI for such Reticles will include all fees for engineering work related to preparation of the Reticles and all costs of the initial mask preparation. LSI will own all such Reticles, but SCI will retain custody of and the responsibility for safekeeping for such Reticles during the period they are available for use at the Gresham Facilities.
          (f) Consumables. LSI will provide to SCI all probe cards and load boards necessary for SCI to manufacture the Products; provided that both Parties agree that all such probe cards and load boards will remain LSI’s property and the probe cards and load boards for Products manufactured at the Gresham Facilities as of the Effective Date are already located at the Gresham Facilities. LSI will be responsible for maintenance and replacement costs for all probe cards used by SCI. Maintenance costs for probe cards will be billed to LSI at [*]. Any other consumables used by SCI in performance of its obligations under this Agreement will be the sole responsibility of SCI, and LSI will not owe SCI any separate amounts for such consumables. SCI will repair or replace any such items that are damaged, lost or otherwise rendered unusable due to any act or omission by SCI while they are in SCI’s custody or control.

          (g) Engineering Maintenance Services. Engineering time for engineering maintenance on Retained Equipment, if requested by LSI, will be charged per Attachment B-3.
          (h) Transition Services. Transition Services requested by LSI pursuant to Section 14.4 will be provided by SCI at a [*]. LSI will also reimburse SCI for any reasonable out-of-pocket costs incurred by SCI in providing such Transition Services, subject to LSI’s prior approval of such costs.
          (i) Invoicing and Payment Terms. SCI will submit to LSI invoices for payment of applicable prices or fees for Products and Services after delivery of the applicable Products to LSI or completion of the applicable Services. LSI will pay all undisputed amounts set forth in each properly delivered invoice [*] from the date of the invoice. LSI will promptly provide to SCI notice of any disputed payments and the Parties will negotiate promptly and in good faith to resolve the issue. Payments will be made by wire transfer to the account specified in Attachment G. All payments will be made in U.S. dollars. Until LSI has received full payment of all amounts due under the Final Installment Payment, LSI shall have and at its discretion may exercise a right to offset any and all amounts otherwise payable pursuant to this Agreement against payment due to LSI pursuant to the Final Installment Payment at any time after the Final Installment Payment, in whole or in part, has become due but remains unpaid.
     5.7 Taxes. The prices for the Products and Services are exclusive of sales tax, use tax, value added tax, or other similar tax or duty imposed by any government authority (collectively, “Taxes”). If any such Taxes are imposed in connection with the sale or transfer of Products to LSI or any of its Subsidiaries by SCI hereunder, LSI shall bear the cost of such Taxes provided that the amount of such Taxes is properly invoiced to LSI along with the price of the Products in question. The Parties will cooperate in the recovery of any such Taxes paid and in the reduction of Taxes payable. Without limiting the generality of the foregoing, if LSI provides SCI with a valid reseller’s tax exemption certificate for particular Products, SCI will not include any Taxes in its invoices for such Products. In no event will LSI be liable for any taxes based on SCI’s net income or profits.
     5.8 Inventory. If an Order specifies or LSI requests that SCI store completed or in-process Products in inventory, SCI will keep such Products in an appropriately controlled environment for such Products. SCI shall not be required to provide any such storage in excess of the available storage capacity existing at the Effective Date. Such storage will be at no additional cost to LSI. SCI will retain risk of loss and title to all Products held in inventory by SCI, except as may be otherwise expressly set forth in this Agreement. SCI will invoice LSI for in-process Products held in inventory by SCI only after SCI completes manufacture of the Products and delivers the Products to LSI. LSI will pay such invoices as provided in Section 5.7.
     5.9 Delivery. SCI will arrange shipment of the Products to the LSI or the LSI customer facility designated in the Order on the delivery date specified in the Order. All shipments by SCI will be made F.O.B. the Gresham Facilities. SCI will follow LSI’s standard packaging, shipping, handling, and insurance procedures for shipment of the

Products. Risk of loss and, except as otherwise provided in this Agreement, title to the Products will pass to LSI (or its Subsidiary) upon delivery of the Products to the common carrier at the Gresham Facilities. LSI will have the right to cancel an Order to the extent of applicable Products that are not shipped within the On-Time Delivery requirements; provided, however, in the event that LSI’s cancellation is made pursuant to Section 11.2, the Wafer price amount(s) applicable to such cancelled Order quantity will be deemed to be Qualified Purchases. In addition, SCI will promptly reimburse LSI for any reasonable expedite charges, late charges, or similar costs or expenses incurred by LSI as a result of SCI’s failure to meet the On-Time Delivery requirements for any Product, up to a total amount of [*] per Wafer Lot.
     5.10 MRB. SCI will manage the MRB process on lots that are placed on any type of factory hold for a process or design related reason. LSI will cooperate with SCI for prompt resolution of the reason such lots were placed on hold. SCI will make commercially reasonable efforts to not allow the distribution of number of MRB lots on sort hold and the average time to resolve them to exceed the results achieved by LSI at the Gresham Facilities for the [*]. The distribution of MRB lots achieved by LSI at the Gresham Facilities in the [*] shall be considered the “Baseline Distribution”. To the extent that SCI achieves or exceeds the Baseline Distribution, such MRB lots on sort hold will not be counted in the computation of the On-Time Delivery performance. If the distribution of number of MRB lots on sort hold and the average time are greater than the Baseline Distribution, to the extent the distribution of the quantity of MRB lots on sort hold exceeds the Baseline Distribution, the cycle time that is outside of the Baseline Distribution for such MRB lots will be counted in the computation of the On-Time Delivery performance. Any lot that becomes an MRB lot on hold during Wafer processing (i.e. prior to sort) lot will be counted in the DPML calculation. Lots exempt in this calculation are any lots placed on hold by LSI, including products that are waiting for reticles due to a design change. Notwithstanding the foregoing, any Wafer lot that (i) is in WIP and is an MRB lot as of the Effective Date or (ii) becomes an MRB lot after the Effective Date due to processing that occurred prior to the Effective Date, will not be counted in the DPML calculation or distribution.
6. Scrap Limits
     6.1 Minimum Die Yield. If the yield or defect density of the Wafers and/or any Wafer Lot for any Product are at or below the Minimum Die Yield (as defined in Attachment F) for such Product, LSI will have the right to reject the Wafers and/or the entire Wafer Lot, at no cost to LSI. The Minimum Die Yield for each Product will be initially calculated when [*] production Wafers for such Product have been manufactured at the Gresham Facilities (including Wafers manufactured prior to the Effective Date) and will be recalculated every [*] thereafter using the data from the just-ended [*] period; provided however, that no reduction in the Minimum Die Yield for a Product will be permitted. Attachment F sets forth the Minimum Die Yield for each Product for which [*] or more production Wafers have been manufactured at the Gresham Facilities as of the Effective Date.
     6.2 Rejection of Products. If LSI or one of its Subsidiaries rejects any Products as provided in Section 6.1, SCI will promptly give LSI a full credit for the amounts paid by LSI for such rejected Products via a credit memo for such rejected Products, including the sort charge value for such rejected Products. If LSI’s expected payments to SCI within the [*] would not be fully offset by the credit, at LSI’s option, LSI will have the right to require a cash refund equal to the unused amount of the credit.
     6.3 Disposal of Scrap. SCI will properly dispose of all Wafers and Wafer Lots rejected by LSI and all other scrap in compliance with all applicable laws in order to prevent any unauthorized sale and environmental hazards; provided, however, that SCI will give LSI access as requested by LSI to any scrap material for failure analysis or other engineering purposes.
7. Cycle Time Requirements
     7.1 Cycle Times. SCI will record and report to LSI cycle times for manufacture and supply of the Products in industry-standard days per masking layer (“DPML”) by process technology. Promptly after the Effective Date, the Parties will establish cycle times for all process technologies by referencing the cycle times for the applicable Products obtained at the Gresham Facilities during the [*] period ending on the Effective Date. (Attachment C sets forth an example of cycle times.) SCI will measure DPML at the [*] percentile level and not as an average. If for any Product the DPML falls above the [*] percentile level for any measurement period or if during any measurement period there is reasonable evidence to indicate the DPML will be above the [*] percentile level when the relevant measurement for the period is made, SCI will promptly initiate such corrective actions, in coordination with LSI, as LSI reasonably deems appropriate.
     7.2 Expedited Production. SCI will allocate to LSI up to [*] Hot Lots and [*] Super Hot Lots in the Gresham Facilities running concurrently at any time. As each Hot Lot or Super Hot Lot, as the case may be, is completed, the available allocated type of Lot will be available to LSI. [*] The subsequent negotiated amounts shall not fall below the Hot Lots or Super Hot Lot percentage of total production as reflected in the allocation for the first half of 2006. SCI will make commercially reasonable efforts to accommodate any additional Hot Lots or Super Hot Lots requested by LSI from time to time. LSI will have the right, in its discretion, to have SCI perform expedited processing for any or all of the process steps in the production of a Wafer Lot.
     7.3 Low Running Technologies. Once volumes for any given technology (e.g., C9, C10, G11, G12 or Gflx) falls below [*] Wafers per [*], the applicable cycle time requirement the Parties will mutually agree in good faith to a relaxed DPML.
     7.4 [*] Services. For some period of time under this Agreement, [*] services required to complete the processing of the Products may be performed by [*]. The Parties agree that SCI will be responsible for managing the day to day relationship with [*]. Provided SCI has properly performed such activities, SCI will not be responsible for any failure to meet its obligations under this Agreement to the extent resulting from the acts or omissions of [*] If an issue occurs with [*] performance, the Parties agree to discuss in good faith a resolution of the issue.

8. Quality, Reporting, and Inspection
     8.1 Quality. Finished Products and Services supplied by SCI hereunder, including RapidChip® Products and In-Process Wafers to the extent processed by SCI, will meet the applicable procedural, quality and functional requirements and specifications (the “Specifications”) as set forth in Attachment H. At all times during this Agreement, SCI will perform in accordance with the requirements specified below.
          (a) SCI will manufacture and provide Products to LSI according to the reliability, manufacture, and performance specifications (including monitoring requirements) of LSI.
          (b) SCI will comply with the fab related portions of LSI’s corporate quality requirements and procedures as documented by LSI in the following documentation: WG36-000001-00 (Gresham Factory Reliability Requirements Document) and QA00-000004-21 (General Spec for Supplier Quality and Reliability Requirements Guidelines). These requirements and procedures are set forth in Attachment H.
          (c) SCI will perform quality inspection on the Products, including Wafer acceptance testing (“WAT”), parametric testing, or E-Test, according to LSI’s specifications, which may include customer-specific enhancements and/or modifications to LSI’s standard specifications.
          (d) SCI will maintain the level of quality in production and materials (including gas or chemical) necessary to, at a minimum, satisfy the defect densities and/or quality levels required by LSI or its customers.
          (e) SCI will cooperate with LSI to continuously improve all quality metrics and results relating to the supply of Products and Services as LSI and/or LSI’s customers may request.
SCI will be solely responsible for all costs it incurs in meeting the specifications and requirements in this Section 8.1. If SCI desires to make any changes to any of the foregoing requirements or specifications or other changes to the manufacturing process, SCI will follow LSI’s Engineering Change Notification protocols. A copy of the Engineering Change Notification Protocols are set forth in Attachment I.
     8.2 Documentation. Within thirty (30) days after the Effective Date, in addition to the Specifications, LSI will document the following processes and specifications:
          (a) The specifications and special lead times for the ITAR flow, including the protocols required for the ITAR flow and the Products that will follow the ITAR flow;
          (b) The RapidChip® Product protocols, process flows, devices, and special specifications;

          (c) The ARO process flows by customer, including the Products and special handling requirements for each customer; and
          (d) The work remaining to do with the [*], the resources required, and the cost and the timeline of the [*].
     8.3 Reporting. SCI will maintain adequate records and adequate systems to generate all reports and track all data required by LSI. In addition, at a minimum, SCI will give LSI direct systems access to the following data relating to the Products ordered by LSI:
          (a) process yield data (fab line yield);
          (b) real time access to the work in process (“WIP”) (WIP status by stage, location, quantities, lot number part number and ship dates), substantially similar to what Gresham provides as of the Effective Date;
          (c) statistical data (data result type from all tester types of sort, yield maps e-test data and metrology data);
          (d) process records (for Lots manufactured for LSI), including in-line inspection data, process travelers and any data, including traceability data, related to the process used for manufacture of LSI’s Products; and
          (e) any and all data and reporting statistics required by LSI’s customers on LSI Products. LSI agrees to make all commercially reasonable efforts to work with its customers to limit the scope of such requests to those reasonably obtainable.
The Parties agree that such direct systems access for LSI data will be replaced by “My Fab View” (including number of masking steps left for a particular lot to completion of Wafer processing) and direct access for Product engineering information will continue to be provided through the YDS system.
     8.4 Testing by LSI. When LSI receives Products to sort at a location other than the Gresham Facilities, LSI will test the Products according to the applicable Specifications. LSI will provide SCI with LSI’s testing information derived from testing such Products, including the number of good Die, the yield and the defect density for such Products. LSI will report such testing information to SCI [*] after conclusion of LSI’s testing. If LSI’s test results reveal defects that cause LSI to reject any Products, LSI and SCI will cooperate to determine the reason for the defects and resolve the defects in any future Products. LSI has the right to place, access (both directly and remotely), and use a subcontractor technical network server on the test floor of the Gresham Facilities to transfer tester programs and data from testers from SCI’s systems to LSI’s or LSI’s designated subcontractor’s off-site locations. In connection with this server, LSI will have the right to set up and maintain, at LSI’s expense, a communications link to LSI’s off-site locations from the test floor for uploading Wafer sort yield data on the Products that are tested at the Gresham Facilities.

     8.5 Process Change Control. SCI will comply with LSI’s current procedures for changes to any technology or manufacturing processes under this Agreement. As of the Effective Date, such process change control procedures are set forth in the following specifications: VB00-000356-00 (QRB Operations Spec for Supplier PCN and Change Control) and VB00-000075-00 (QRB Operating Procedure). SCI will notify LSI in writing in advance of all changes to technology or manufacturing processes. In the event LSI makes any changes to such procedures, LSI will provide SCI with reasonable prior written notice.
     8.6 Wafer Sort Test Program Revision Control. SCI will use LSI’s Wafer sort programs, processes, and procedures for the Products and SCI will have no right to make any changes to such Wafer sort programs, processes, and procedures without the prior written consent of LSI. LSI will update such programs as and when necessary and will promptly provide all such updated programs to SCI. Prior to the commencement of any Wafer sort test services, SCI will verify that it is using the most recent version of the applicable test program. Changes that do not change the sort yield or SPP (if applicable) or the test times, will not require approval from SCI. For all other test program changes, the Parties will define a control process for releasing changes to production.
     8.7 Audit and Inspection. Upon reasonable prior written notice from LSI, SCI will allow LSI, its representatives, and/or LSI’s customers reasonable access during normal business hours to the Gresham Facilities to audit and inspect the Gresham Facilities (including the equipment), to confirm compliance by SCI with the terms of this Agreement, LSI’s quality requirements, and LSI’s customer’s quality requirements. In addition, SCI will allow LSI and LSI’s customers reasonable access to the Gresham Facilities to address any performance issues. If LSI or its customer finds a deficiency with the Gresham Facilities or noncompliance with the terms of this Agreement, LSI will provide written notice to SCI of the deficiency or noncompliance and SCI will cure such deficiency or noncompliance within a reasonable period.
     8.8 On-Site LSI Staffing. SCI will permit and facilitate the presence of up to [*] LSI employees reasonably acceptable to SCI at the Gresham Facilities to monitor the performance of the manufacturing operations with respect to the Products and Services. Such LSI employees will be given access to any portion of the Gresham Facilities, including the fab areas, as such LSI employees deem appropriate; provided, however, such person(s) would be required to comply with SCI’s security, confidentiality and safety procedures. SCI will provide such security and safety procedures to LSI in writing promptly after the Effective Date and will communicate such procedures to the applicable personnel as appropriate. Such persons are invited to attend, and allowed to participate in, as appropriate, SCI’s operations reviews and meetings when Product and Service issues are addressed. During the twelve (12) month period immediately following the Effective Date, SCI will provide adequate separate “visitor” office space and communications facilities for such LSI persons. Thereafter, the Parties will review the desirability for continuation of access to such office space and communications facilities.
9. Confidentiality. Any disclosure of any confidential information of either Party pursuant to or in connection with this Agreement will be governed by the terms of the Nondisclosure Agreement, as it may be amended from time to time (the “Master

NDA”). LSI’s Confidential Information protected under the Master NDA includes the Licensed Material, Specifications, process technologies used to manufacture the Products, LSI’s quality and testing requirements, all failure analysis information and all pricing information specified in this Agreement.
10. Ownership
     10.1 License to Licensed Material. Subject to the terms and conditions of this Agreement, LSI hereby grants to SCI, for the term of this Agreement as set forth in Section 14.1, a non-exclusive, royalty-free, non-sublicensable, non-transferable (except as part of an assignment of this Agreement under Section 15.1), limited, revocable license, under all of LSI’s applicable Proprietary Rights, to use the Licensed Material solely at the Gresham Facilities and solely as necessary to manufacture the Products for LSI and its Subsidiaries and perform the Services for LSI and its Subsidiaries, in accordance with this Agreement. LSI retains all right, title, and interest in and ownership of all Licensed Material and no other licenses or rights to any Licensed Material or any other Proprietary Rights of LSI, implied or otherwise, are granted to SCI under this Agreement. SCI is solely responsible for all costs and damages to any Licensed Material that occur while such Licensed Material is in SCI’s possession or control. If at any time during this Agreement LSI no longer has the right to license any of the Licensed Material to SCI, LSI will promptly notify SCI and SCI’s license as to such Licensed Material will promptly cease. Thereafter the Parties will promptly discuss and determine any adjustments that need to be made to this Agreement, including each Party’s obligations hereunder, based on the removal of such item of Licensed Material; provided, however, in no event shall SCI be required to thereby incur any new obligation (financial or otherwise) that is materially greater than SCI’s existing obligations hereunder. Promptly after the Effective Date, LSI will deliver to SCI all Licensed Material not already located at the Gresham Facilities or otherwise in SCI’s possession.
     10.2 In-Process Wafers. LSI retains all right, title, and interest in and ownership of all In-Process Wafers. In-Process Wafers will be held by SCI on a consignment basis for completion of the applicable Wafer processing by SCI following the Effective Date. SCI will bear the risk of loss of the In-Process Wafers as of the Effective Date until the In-Process Wafers are delivered to LSI as provided in Section 5.9 above.
     10.3 RapidChip Products
          (a) RapidChip Slices not manufactured by SCI. LSI retains all right, title, and interest in and ownership of all RapidChip® Slices stored at the Gresham Facilities by SCI and all Products partially processed by a third party and provided to SCI for Metallization Processing under this Agreement. All such RapidChip® Slices and partially processed Products will be held by SCI on a consignment basis for completion of the applicable Wafer processing by SCI. SCI will bear the risk of loss of all such RapidChip® Slices and partially processed Products until delivery of such Products to LSI as provided in Section 5.9 above.
          (b) RapidChip Slices manufactured by SCI. SCI will own

RapidChip® Slices manufactured by SCI and held for future completion of the applicable processing by SCI. SCI will bear the risk of loss of all such RapidChip® Slices and partially processed Products until delivery of such Products to LSI as provided in Section 5.9 above.
     10.4 Reticles. LSI has, will have, and will retain all right, title, and interest in all Reticles. SCI will safeguard and maintain secure custody of the Reticles until LSI requests return of the Reticles or delivery of the Reticles to a third party, at which time SCI will deliver the Reticles at LSI’s cost and risk as instructed by LSI. While the Reticles are in SCI’s possession or control, SCI will bear the risk of loss of the Reticles. While in SCI’s possession or control, SCI will store the Reticles as specified below.
          (a) Archived Reticles. Archived Reticles are those which have not been used in the factory for twelve (12) months or longer. Archived Reticles are allowed to be stored in LSI’s current off-site Reticle storage facility at LSI’s cost and for a period of time which will be determined by LSI.
          (b) Inactive Reticles. Inactive Reticles are those which have been used at any time during the previous twelve (12) months, are currently not being used, but are expected to be used during the following twelve (12) month period. SCI will store Inactive Reticles at the Gresham Facilities in an environment of no less than Class 1000 clean room airflow, with required temperature and humidity ambient control.
          (c) Active Reticles. Active Reticles are those which are either currently in production, have been recently used for production, or are about to be used for production. SCI will keep Active Reticles on the production floor so that they can be quickly and safely utilized for Wafer processing.
          (d) Adjustments. At SCI’s request the foregoing time periods may be modified as is appropriate consistent with the available Reticle storage at the Gresham Facilities. It will be SCI’s responsibility to retrieve any Reticles stored as archived or inactive Reticles in a timely manner.
11. Warranties
     11.1 Absence of Defects
          (a) Products. SCI warrants that the Products delivered to LSI or its Subsidiaries (or their respective customers) will be free from defects in material and workmanship and will comply with all applicable Specifications for a period of [*] from the date of delivery to LSI or its Subsidiary (or LSI’s or its Subsidiary’s customer, if the Product is delivered directly to the customer). SCI’s warranty for In-Process Wafers and any Products partially processed by a third party is limited to the actual work completed by SCI. If any Products do not conform to the Specifications or contain defects in material and workmanship, SCI will, at LSI’s option, promptly either replace the defective Products or credit LSI for the price paid for such defective Products. If LSI’s expected payments to SCI within the next [*] would not be fully offset by the credit, LSI will have the right to require a cash refund equal to the unused amount of the credit. The warranty in this Section 11.1(a) does not apply to any failure in conformance or defect resulting from damage to the Products that occurs after the risk of loss of such Products has transferred to LSI nor to any failure in conformance or defect to the extent arising as a result of LSI’s design nor for any other cause not attributable to defective materials or workmanship or failure to meet Specifications on the part of SCI. This warranty extends to LSI’s Subsidiaries. SCI will not accept warranty claims directly from LSI’s customers or users of such customers’ Products.
          (b) Services. SCI warrants that the Services will be performed in a professional and timely manner, in conformance with all applicable processes and Specifications. If any of the Services do not comply with this warranty, upon request of LSI or its Subsidiaries, SCI will promptly reperform the Services such that they do conform, at no additional cost or expense to LSI or its Subsidiaries.
     11.2 Reliability Risk / Epidemic Failures. In the event a defect in material or workmanship or failure to meet Specifications is discovered in any Product, including any defect that is not identified by the requisite Product test screens, sort or final testing, and such defect would indicate an unacceptable reliability risk to the performance or expected life of such Product, the Parties will promptly cooperate by doing a failure analysis to ascertain the root cause for such defect. SCI will make all commercially reasonable efforts to implement appropriate manufacturing changes to prevent the reoccurrence of any such defects. For the purposes of this Agreement, “Epidemic Failure” will be deemed to have occurred if more than [*] of any Wafer Lot, shipment, or Order should fail in substantially the same manner. In the case of Epidemic Failure, SCI and LSI will promptly cooperate to resolve the Epidemic Failure and implement the following procedure:
          (a) Notice. Within five (5) Business Days after learning of such Epidemic Failure or receipt of notice thereof from LSI, SCI will give LSI an initial written response indicating its plan for diagnosing the problem.
          (b) Solution. SCI will exert all commercially reasonable efforts to diagnose the problem and plan a permanent solution and, if necessary, a work-around for temporary use until the solution is implemented. If requested by SCI, LSI will provide reasonable technical assistance to SCI to assist in determining the cause and appropriate corrective actions for the Epidemic Failure. SCI will promptly reimburse LSI for LSI’s reasonable costs associated with providing such assistance. SCI and LSI will mutually agree on a plan to resolve the Epidemic Failure.
          (c) Effect on Products. LSI and its Subsidiaries will have the option to refuse delivery of affected Products, cancel any outstanding Orders for the affected Product, and/or return for a cash refund all defective Products and any Products that may be susceptible to the Epidemic Failure. In addition, to the extent the Products still exist as stand-alone components, LSI may return to SCI all defective Products and any Products that may be susceptible to the same failure. The amounts for Products paid or that would have been paid by LSI (or a Subsidiary of LSI) pursuant to an Order for which delivery is refused or the Order is cancelled by LSI (or its Subsidiary) pursuant to this Section 11.2 will be deemed to be Qualified Purchases. LSI will use commercially reasonable efforts to place other Orders for other Products to an equivalent purchase price amount within the Revenue Commitment Period [*].
          (d) Costs Relating to Epidemic Failure. SCI will be responsible for all costs incurred in rectifying any Epidemic Failure including for any solutions, recovery plans, recalls, field replacements, and engineering changes.
     11.3 Persistent Performance Problems. If at any time LSI believes problems regarding yield, cycle time, defect density, or other performance metrics relating to the Products are persistent or are not being satisfactorily resolved by SCI, LSI will have the right to escalate such issues to SCI senior management for resolution and SCI will promptly cooperate with LSI to resolve such issues.
     11.4 Disclaimer of Warranties. THE EXPRESS WARRANTIES IN THIS SECTION 11 ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE SERVICES AND THE PRODUCTS, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
12. Indemnification
     12.1 By LSI. LSI will indemnify and hold harmless SCI and its Subsidiaries from any and all third party claims or suits brought against SCI or any of its Subsidiaries alleging that the manufacture of or sale to LSI or its Subsidiaries of Products, or the provision of Services to LSI or its Subsidiaries, by SCI or its Subsidiaries pursuant to this Agreement infringes or misappropriates such third party’s Proprietary Rights, to the extent that such infringement or misappropriation results from either (a) the compliance by SCI or its Subsidiaries with LSI’s specifications as set forth in the Licensed Materials, or (b) the use by SCI or its Subsidiaries of the same equipment, materials, manufacturing methods, and process technologies as those used by LSI or its Subsidiaries at the Gresham Facilities immediately prior to the Closing (provided that, with respect to any alleged infringement or misappropriation that occurs [*], SCI must be able to produce pre-existing documentation clearly showing that the equipment, materials, manufacturing methods, and process technologies in question are in fact the same as those used by LSI or its Subsidiaries at the Gresham Facilities immediately prior to the Closing) (“LSI-Related Claims”). LSI will defend at its own expense any action or proceeding against SCI or its Subsidiaries based on such LSI-Related Claims and will pay those costs and damages that are specifically attributable to such LSI-Related Claims that are finally awarded against SCI or its Subsidiaries or agreed to a monetary settlement of such action or proceeding. Notwithstanding the foregoing, LSI will have no obligation under this Section 12.1 or otherwise with respect to any infringement or misappropriation claim based upon (i) a deviation by SCI or its Subsidiaries from any LSI specification set forth in the Licensed Materials to the extent that such deviation results in the alleged infringement or misappropriation, or (ii) compliance with any LSI specification set forth in the Licensed Materials to the extent there was a non-infringing and commercially reasonable way to implement such specification, after LSI shall have notified SCI in writing pursuant to Section 15.6 of this Agreement of such non-infringing way and SCI had a reasonable opportunity to implement such specification. This Section 12.1 states

LSI’s entire liability and SCI’s sole and exclusive remedy under this Agreement for any infringement or misappropriation claims relating to any Product or Service, any LSI specification, any Licensed Material, or any other information provided by LSI.
     12.2 By SCI. SCI will indemnify and hold harmless LSI and its Subsidiaries from any and all third party claims or suits brought against LSI or any of its Subsidiaries (a) alleging that the manufacture of or sale to LSI or its Subsidiaries of Products, or the provision of Services to LSI or its Subsidiaries, by SCI or its Subsidiaries pursuant to this Agreement infringes or misappropriates a third party’s Proprietary Rights, to the extent that the alleged infringement or misappropriation results from (i) a deviation by SCI or its Subsidiaries from any LSI specification set forth in the Licensed Materials (ii) compliance with any LSI specification set forth in the Licensed Materials to the extent there was a non-infringing and commercially reasonable way to implement such specification, after LSI shall have notified SCI in writing pursuant to Section 15.6 of this Agreement of such non-infringing way and SCI had a reasonable opportunity to implement such specification., or (iii) the use by SCI or its Subsidiaries of equipment, materials, manufacturing methods, or process technologies that are not the same as those used by LSI or its Subsidiaries at the Gresham Facilities immediately prior to the Closing (except for changes made to any of the foregoing in this clause (iii) in compliance with Section 8.5 above, and, provided that, with respect to any alleged infringement or misappropriation that occurs more than two years after the Closing Date, it will be presumed, unless SCI can produce pre-existing documentation, including by reference to documentation covered by Section 8.5 above, clearly showing otherwise, that the equipment, materials, manufacturing methods, or process technologies in question were not the same as those used by LSI or its Subsidiaries at the Gresham Facilities immediately prior to the Closing), or (b) arising from or relating to any personal injury or death, or property damage, to the extent arising from any actual or alleged defects in or malfunction of the Products due to their manufacturing by SCI (collectively, the “SCI-Related Claims”). SCI will defend at its own expense any action or proceeding based on such SCI-Related claims and will pay those costs and damages that are specifically attributable to such SCI-Related claims that are finally awarded against LSI or any of its Subsidiaries or agreed to in a monetary settlement of such action or proceeding.
     12.3 Procedures. As soon as an indemnified Party receives notice or otherwise obtains knowledge of any third-party claim that may give rise to any claim for indemnification hereunder, the indemnified Party will promptly provide the indemnifying Party with written notice describing the third-party claim. The indemnifying Party will have the right, at its election and at its sole expense, to assume the defense of the third-party claim with its own counsel. If the indemnifying Party elects to assume the defense of the third-party claim, then the indemnifying Party’s obligations under Section 12.1 or 12.2 above (as applicable) are subject to the conditions that the indemnified Party (and its applicable Subsidiaries and, in the case of SCI, ON):
          (a) give the indemnifying Party access to all information in the indemnified Party’s control that are reasonably relevant to the third-party claim (except in instances where providing such access could destroy the attorney-client privilege with respect to such information);

          (b) not admit any liability with respect to the third-party claim;
          (c) allow the indemnifying Party to control the defense and settlement of the claim, and
          (d) cooperate with the indemnifying Party, at the indemnifying Party’s reasonable request and expense, in defending or settling the claim.
The indemnifying Party will have the exclusive right to settle, compromise, or adjust the indemnified claim with the prior written consent of the indemnified Party (which consent will not be unreasonably withheld). If the indemnifying Party elects not to assume control of the defense of the third-party claim, then the indemnified Party will defend such third-party claim using counsel of its choice and may settle, compromise, or adjust such third-party claim on such terms as the indemnified Party may consider appropriate without the prior written consent of the indemnifying Party. In the event that the indemnifying Party elects not to assume control of the defense of the third party claim, then the indemnifying Party shall be responsible for all costs incurred and damages paid by the indemnified Party as a result of the third party claim. The indemnifying Party will be relieved of its obligations under this Section 12 as a result of the indemnified Party’s failure to give such notice or provide such cooperation only if and to the extent that such failure prejudices the indemnifying Party’s ability to perform its obligations above.
13. Limitations of Liability. EXCEPT WITH RESPECT TO DAMAGES ARISING FROM A BREACH OF SECTION 9 (CONFIDENTIALITY) AND EXCEPT FOR EACH PARTY’S OBLIGATIONS UNDER SECTION 12 (INDEMNIFICATION), IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, PUNITIVE, INDIRECT, EXEMPLARY, SPECIAL, OR INCIDENTAL DAMAGES, INCLUDING ANY LOST DATA AND LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT REGARDLESS OF THE LEGAL THEORY UPON WHICH SUCH DAMAGES ARE CLAIMED AND EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR BREACHES OF SECTION 9 (CONFIDENTIALITY) AND EXCEPT FOR EACH PARTY’S OBLIGATIONS UNDER SECTION 12 (INDEMNIFICATION), EACH PARTY’S TOTAL CUMULATIVE LIABILITY IN CONNECTION WITH THIS AGREEMENT AND THE PRODUCTS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, WILL NOT EXCEED [*] DURING THE [*] PERIOD UNDER THIS AGREEMENT AND [*] UNDER THE [*] PERIOD UNDER THIS AGREEMENT (THE “CAP”). THE APPLICABLE LIABILITY CAP FOR A PARTICULAR CLAIM OR CAUSE OF ACTION WILL BE DETERMINED BY THE PERIOD WHEN THE FIRST PRODUCT(S) UPON WHICH THE CLAIM IS BASED WERE PRODUCED. AFTER THE FIRST [*] OF THE [*] EITHER PARTY MAY PROPOSE A DIFFERENT CAP BASED UPON THE EXPECTED PURCHASE AND SALES VOLUMES OF PRODUCTS AND SERVICES UNDER THIS AGREEMENT FROM THAT POINT ONWARD AND THE OTHER PARTY WILL NEGOTIATE TO AN APPROPRIATE ADJUSTMENT TO THE CAP FOR PROSPECTIVE PERIODS.

14. Term and Termination
     14.1 Term. The Agreement will commence on the Effective Date and will continue thereafter for a period of six (6) years (“Initial Term”), unless terminated earlier as provided below. After the Initial Term unless terminated earlier as provided below, the Agreement will automatically renew for successive periods of two (2) years unless either Party has provided written notice of non-renewal to the other Party at least six (6) months prior to the date of expiration of the then-current term.
     14.2 Discontinuation of Low-Demand Technology. After the [*] with respect to the Gflx™ Process Technology and LSI’s G12 and G11 process technologies, and after the first [*] with respect to any other LSI process technology, SCI then will have the right to notify LSI that SCI intends to discontinue support of the Products for which demand has fallen below certain agreed upon minimum volumes. If SCI, following [*] as stated above, elects to discontinue support for such Products, SCI will provide LSI with prior written notice of [*] and will cooperate with LSI as LSI may request in implementing and fulfilling a last time buy process for LSI’s end of life requirements for such Products during such 24 month notice period.
     14.3 Termination
          (a) For Breach. Each Party will have the right to terminate this Agreement by sending written notice of termination to the other Party if the other Party (i) materially breaches this Agreement other than as a result of a Force Majeure described in Section 15.9 below and does not cure the breach within sixty (60) days after receiving written notice thereof from the non-breaching Party, or (b) ceases to conduct business or begins winding up its affairs, becomes the subject of proceedings in bankruptcy, enters into an assignment for the benefit of its creditors, or appoints a receiver or trustee or has a receiver or trustee appointed for it.
          (b) For Change of Control. LSI will have the right to terminate this Agreement in the event of a Change of Control of SCI or ON if LSI does not consent to such Change of Control (which consent will not be unreasonably withheld).
     14.4 Transition Services. Upon expiration or termination of this Agreement for any reason, SCI will cooperate with LSI and at LSI’s request promptly assist LSI in the preparation and execution of a plan to transition the supply of Products and Services to another provider. After the expiration or termination of this Agreement while LSI is transitioning the supply of Products and Services to another provider, SCI will continue to fulfill Orders submitted by LSI, as long as the Gresham Facilities has capacity to fulfill the Orders. SCI will cooperate with LSI and the alternate provider of Products and Services during this transition and will provide information, technology, training, and intellectual property licenses to the alternate provider of the Products and Services as reasonably requested by LSI.
     14.5 Effects of Termination. Upon expiration or termination of this Agreement, except for termination for LSI’s breach pursuant to Section 14.3(a) above, SCI will fulfill all Orders placed under this Agreement prior to the effective date of termination pursuant to all performance requirements of this Agreement with regard to the satisfactory manufacture, quality, reporting, inspection and delivery of Products and Services. Promptly upon expiration or termination of this Agreement, and except as provided below, all licenses granted to SCI hereunder will immediately cease and SCI will promptly return to LSI all Licensed Material or certify in writing to LSI that the Licensed Materials have all been destroyed, except to the extent that SCI is permitted to retain and/or use any portion of the Licensed Materials pursuant to another agreement with LSI. Notwithstanding the foregoing, SCI will have the right to continue to exercise the licenses granted in this Agreement and to use the Licensed Material after the termination or expiration of this Agreement solely for the time period during which SCI continues to manufacture or provide Products or perform Services using such Licensed Material for LSI or any of its Subsidiaries. Sections 1, 9, 10, 11, 12, 13, 14.4, 14.5, 15 will survive expiration or termination of this Agreement for any reason.
15. General Provisions
     15.1 Assignment. Neither Party may assign or transfer, by operation of law or otherwise, any of its rights under this Agreement (including any licenses granted hereunder) or delegate any of its duties under this Agreement to any third party without the other Party’s prior written consent. Any attempted assignment or transfer in violation of the foregoing will be void.
          (a) Assignment by SCI. Notwithstanding Section 15.1 above, upon the prior written consent of LSI, which consent will not be unreasonably withheld, SCI will have the right to assign this Agreement in connection with a Change of Control of SCI. If LSI does not consent to an assignment of this Agreement in connection with a Change of Control of SCI and elects to terminate this Agreement as provided in Section 14.3(b), SCI will (and will cause the acquiring party to) provide all reasonable support and assistance to LSI for the transition to LSI’s designated alternate source of the supply of Products and Services provided to LSI under this Agreement.
          (b) Assignment by LSI. Notwithstanding Section 15.1 above, up on written notice to SCI, LSI will have the right to assign this Agreement in connection with a Change of Control of LSI.
     15.2 Compliance with Laws. Each Party will be required to comply with all applicable rules and laws in the performance of its responsibilities under the Agreement including those relating to export licenses and regulations, government permits and government authorizations.
     15.3 Resolution of Disputes. With respect to any dispute that arises from or relates to this Agreement, the Parties will first attempt to resolve the dispute cooperatively by escalating resolution of the dispute within each Party. If the Parties are unable to resolve the dispute cooperatively, then prior to either Party taking action in a court of law, the Parties will submit the dispute to mandatory mediation with Judicial Arbitration and Mediation Services (JAMS). The Parties will mutually agree on the identity of the mediator who will resolve the dispute. If the Parties are unable to agree on a mediator, a neutral mediator will be selected by JAMS. Nothing in this Section 15.3 will prevent either Party from seeking injunctive relief.
     15.4 Governing Law. This Agreement will be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law).
     15.5 Venue and Jurisdiction. If any legal proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefor will be in the State of California, which will be deemed to be a convenient forum. Each Party hereby expressly and irrevocably consents and submits to the jurisdiction of the state and federal courts in the State of California.
     15.6 Notices. Any notice or other communication required or permitted to be delivered to either Party under this Agreement must be in writing and will be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service, or by facsimile) to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party will have specified in a written notice given to the other Party):
if to SCI:
ON Semiconductor Law Department
5005 E. McDowell Road
Phoenix, AZ 85008
Attention: General Counsel
Facsimile: (602) 244-5601
if to LSI:
LSI Logic Corporation
1621 Barber Lane
Milpitas, CA 95035-7451
Attention: General Counsel
Facsimile: (408) 433-6896
     15.7 Remedies. Except as provided in Section 4.5 and Section 12.1, the Parties’ rights and remedies under this Agreement are cumulative. Each Party acknowledges that any actual or threatened breach of Section 9 (Confidentiality) or Section 10 (Ownership) will constitute immediate, irreparable harm to the nonbreaching Party for which monetary damages would be an inadequate remedy, and that injunctive relief is an appropriate remedy for such breach. If either Party continues to use the Proprietary Rights of the other Party after its right to do so has terminated or expired, the nonbreaching Party will be entitled to immediate injunctive relief without the requirement of posting bond.
     15.8 Independent Contractor. Each Party’s relationship to the other Party is that of an independent contractor, and neither Party is an agent or partner of the other.

Neither Party will have, and will not represent to any third party that it has, any authority to act on behalf of the other Party.
     15.9 Force Majeure. “Force Majeure” means any act, event, or occurrence beyond a Party’s control, despite its reasonable efforts to prevent, avoid, delay, or mitigate such acts, events, or occurrences, which directly impairs such Party’s ability to perform its obligations under this Agreement, including acts of God, fires, floods, storms, landslides, epidemics, lightning, earthquakes, drought, blight, famine, quarantine, blockade, governmental acts or inaction, orders or injunctions, war, insurrection, terrorist activities, and civil strife. A Party will not be liable for any delays in performance of its obligations under this Agreement caused by a Force Majeure. However, if it appears that the Force Majeure will result in a delay in such Party’s performance, the other Party may take whatever steps it deems necessary or appropriate to protect its interests and fulfill its obligations to its customers (including shifting manufacturing of its products to other facilities or sources and in the case of LSI or its Subsidiaries, canceling outstanding Orders for Products), and if it appears the delay will last more than sixty (60) days, the other Party may, at its option, terminate this Agreement by written notice to the Party delayed in its performance. If this Agreement is not terminated as a result of the Force Majeure or otherwise, the affected Party will resume performance of its obligations under this Agreement as soon as reasonably possible, and the rights and obligations of the Parties under this Agreement (including LSI’s obligations under Section 3) will be equitably adjusted as necessary on account of such delay. Notwithstanding the foregoing, if the supply of Products to LSI and its Subsidiaries under this Agreement is interrupted or substantially diminished as a result of a Force Majeure affecting SCI for a period of more than sixty (60) days, LSI will be excused from all further obligations under Section 3.
     15.10 Time of Essence. Time is of the essence in this Agreement.
     15.11 Public Announcements. Except as may be required by any law, rule, or regulation of any government body, neither Party will (and neither Party will permit any of its advisors, representatives, or affiliates to) issue any press release or make any public statement regarding this Agreement without the other Party’s prior written consent.
     15.12 Parties in Interest. Nothing in this Agreement is intended to provide any rights or remedies to any other person or entity other than the Parties and LSI’s Subsidiaries, which are entitled to place Orders and purchase Products and Services under this Agreement.
     15.13 Severability. If any provision of this Agreement, or the application of such provision to any person or entity or set of circumstances, is determined to be invalid, unlawful, void, or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void, or unenforceable, will not be affected and will continue to be valid and enforceable to the fullest extent permitted by law.
     15.14 Entire Agreement. This Agreement, the Asset Purchase Agreement, the Master NDA, and the other Ancillary Agreements set forth the entire understanding of the Parties and supersede all other agreements and understandings between the Parties relating to the subject matter hereof and thereof.
     15.15 Waiver. No failure on the part of either Party to exercise any power, right, privilege, or remedy under this Agreement, and no delay on the part of either Party in exercising any power, right, privilege, or remedy under this Agreement, will operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege, or remedy will preclude any other or further exercise thereof or of any other power, right, privilege, or remedy.
     15.16 Amendments. This Agreement may not be amended, modified, altered, or supplemented except by means of a written instrument executed on behalf of both Parties.
     15.17 Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.
     15.18 Interpretation of Agreement
          (a) Each Party acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be applied in connection with the construction or interpretation of this Agreement.
          (b) Whenever required by the context hereof, the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; and the neuter gender will include the masculine and feminine genders.
          (c) As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, and will be deemed to be followed by the words “without limitation.”
          (d) For purposes of this Agreement, the word “will” is equivalent in meaning to the word “shall,” both of which describe an act or forbearance which is mandatory under this Agreement.
          (e) Unless the context otherwise requires, references in this Agreement to “Sections” and “Attachments” are intended to refer to Sections of and Attachments to this Agreement.
          (f) The bold-faced headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement, and will not be referred to in connection with the construction or interpretation of this Agreement.

In Witness Whereof, the Parties have executed this Agreement as of the Effective Date.

LSI LOGIC CORPORATION		SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC

By:	/s/ Donald J. Esses	By:	/s/ Donald A. Colvin

Name: Donald J. Esses		Name: Donald A. Colvin
Title: Exec. V.P., Operations		Title: Chief Financial Officer

List of Attachments

Section Reference	Exhibit	Title
3.1 / 3.1(b)	A	QMPA & TMPA
4.3	A	Estimates of prod mix
5.1	B	(See Sub-schedules)
5.1	B-1	Wafer Pricing
5.4	B-2	In process pricing
5.3 / 5.6	B-3	Additional pricing terms
3.2(a )/ (b)	B-4	Example of excess/short
5.2(a)	B-5	Example of die pricing/ SPP / bumped wafers
5.1	B-6	List of Products for Die Pricing
7.1	C	Cycle times
	D	Blank
2.6(f) / 4.1(a)	E	Microcapacity
6.1	F	Min die yield (Scrap)
5.6(g)	G	Payment instructions
8.1(b)	H	Corporate quality reqmts
8.1	I	ECN protocols
2.6 (a)	J	Summary of Gflx Qualification Plan

[*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Attachment A
(Section 3.1 / 3.1 (b))
TMPA and QMPA Information
LSI Logic Corporation
Total Revenue and Revenue Commitment by Quarter

Part 1	Q2-06	Q3-06	Q4-06	Q1-07	Q2-07	Q3-07	Q4-07	Q1-08	Total
Revenue Commitment by Quarter	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	198,800,000
Estmated load (non-binding)
For information purposes only

Starts Plan (8² wafer s/qtr)	Q2 06	Q3 06	Q4 06	Q1 07	Q2 07	Q3 07	Q4 07	Q1 08
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
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[*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Attachment B-1
(Section 5.1)
Wafer Pricing

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Attachment B-2
(Section 5.4)
Valuing In-process WIP and Raw Wafers
1.0	LSI will continue to own the WIP and raw wafers as of the closing date, but will assign that WIP and raw wafers to the new buyer for completion. All Rapid Chip slice inventories remain the property of LSI.
2.0	At the close timing on the day of closing, LSI will take an accounting of all of the work in process (including any lots on hold and engineering wafers) according to the Promis costing system. LSI will also take an accounting of all raw wafers, quartz and targets on hand including inventoried and expensed raw wafers. .
3.0	Each production and prototype lot will be assigned a percentage of completion based on the standard cost for the stages completed over the standard cost for the total stages for that lot through E-test. Engineering wafers will be assigned a standard cost based on their stage of completion in Promis. This percentage of completion will then be applied to the applicable wafer pricing by technology pursuant to Attachment B-1. The resulting calculation will be the in process wafer completion value. The raw wafers, quartz and targets will be valued at cost and that value will be added to the in process wafer completion value.
4.0	SCI will bill LSI for the full value of the sorted Die or Wafers based upon the agreed to pricing in Attachment B-1 for Wafers or the Die pricing as determined by the methodology in Attachment B-5, as applicable. SCI will then give LSI credit for the value resulting from the calculation of the in process wafer completion and raw wafers, quartz and targets in paragraph 3 above. This dollar credit shall be applied in one third increments in months one, two and three of the agreement.
5.0	For any Wafers in sort and not included in the WIP credit calculation at the time of closing, SCI will only bill the reaming sort time needed to complete the sorting of those lots. Any Die in Wafer form at the facility as of the closing date is considered complete and SCI will not bill LSI for these Wafers and will ship to LSI upon request with no charge.
6.0	Any expedite fees will only be paid on in-process lots that go on expedite after the date of closing, and the expedite fee shall be prorated based on the stage of completion at the time of closing.
7.0	If there are lots that are on an expedited status at the time of close, these lots will get charged the prorated expedited amount from close to completion (of steps that are processed as expedites).
8.0	LSI and SCI will work together to ascertain a reasonable value of any ARO wafers that are in process at the time of closing. This value will be a credit to LSI in the first quarter of the Agreement.

[*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Attachment B – 3
(Section 5.3; 5.6)
Additional Pricing Terms
Fees for Expedited Processing:
Super Hot Lot (Priority 1) — [*] regardless of technology (see attached Attachment C on related DPML cycle times)
Hot Lot (Priority 2) — [*] regardless of technology (see attached Attachment C on related DPML cycle times)
Above fees will be prorated over the number of processing moves that receive expedited treatment, if the lot is not expedited from start to finish.
If the expedited lot does not meet the SCI committed date, such expedite fees that would customarily be charged would be waived by SCI.
Prototype Pricing Premium. The prototype pricing premium will be [*] of the regular production price for the applicable Product. DPML cycle times for such prototype are set forth in Attachment C.
Wafer Sort and Engineering Test Services: [*] of test equipment on all non-consigned equipment.
Consigned test equipment, including but not limited to the Advantest and the laser repair equipment, fees of [*] of test equipment time will be charged.
Small Lot Charge: All small lots that are started in a given week above the [*] or [*] allowed will be charged at a premium of [*] of the base price (adder)
LVR Pricing Premium: All production lots that are run utilizing the non rapid chip LVR reticle capability will be charged a premium of [*] of the base price (adder) after the [*] (G12) or [*] (Gflx) limit has been reached on a particular product.
Engineering Charges: Engineering time for special requested engineering time (e.g. NRE) will be charged at [*]

[*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Attachment B-4
(Section 3.2 (a) and (b))
To show application of Carry Over of Excess / Shortfall under
The following are examples of the QMPA, and how to deal with excess / shortage and carry-forward.
Excess:
Per the wafer supply agreement, the following are the revenue commitments by LSI:
QMPA for Q2, 06 [*]
QMPA for Q3, 06 [*]
At the end of Q2, assume the actual revenue was [*] from LSI
Hence, additional revenue from LSI = [*] — [*] = [*]
[*] of [*] = [*]
Because the [*] exceeds the [*], only [*] of additional revenue of Q2 will be used to offset LSI’s Q3 commitment.
Hence, LSI’s contractual Q3 commitment still would be [*] of which [*] would already have been fulfilled at the commencement of Q3.
Shortfall:
Per the wafer supply agreement, the following are the revenue commitments by LSI:
QMPA for Q2, 06 [*]
QMPA for Q3, 06 [*]
At the end of Q2, assume the actual revenue was [*] from LSI
Hence, shortfall of revenue from LSI = [*] — [*] = [*]
[*] of [*] = $[*]
Hence, LSI would have to pay, per payment terms, [*] to SCI and the balance of [*] would be added to the Q3 contractual revenue commitment of LSI. The new Q3 revenue commitment would be [*].

[*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Attachment B-5
(Section 5.2 (a))
Methodology for “price per good die” and bumped wafers
Price per good die (sorted die)
1.0	Die based pricing, based on sorted Die, will be used for products which have more than [*] wafers produced by Gresham, including Wafers produced before the “Effective Date”.

2.0	Wafer based pricing is used for products with [*] Wafers.

3.0	For Die based pricing, a NDPW factor is established using the actual mean yields of the nearest [*] months for each product that has [*] Wafers produced.
4.0	The Wafer price for the quarter the product is requested or shipped (whichever is later) is used to calculate the price per good Die or the Wafer pricing whichever is applicable.
5.0	This price is used for invoicing purposes on Product shipped. The actual quantity shipped times the unit price is used for invoicing purposes.
6.0	SCI acknowledges that LSI uses statistical post processing (SPP), whereby some Die, that pass all electrical parameters are still not used for assembly into final products as there is a higher likelihood of encountering reliability failures and a higher DPPM fallout.

7.0	Products which are on SPP as of the “Effective Date”
7.1	LSI will continue using SPP on Products that are currently on SPP as of the Effective Date.

7.2	SCI will invoice LSI for these Die based on “Post SPP based die”.
8.0	Products which are wafer based pricing and on SPP as of the “Effective Date”
8.1	LSI will continue using SPP on products that are currently on SPP as of the Effective Date.

8.2	SCI will invoice LSI for Wafers until the [*] Wafers limit is reached. Wafer pricing used will be based on attachment B-1. Once [*] Wafers have been shipped, SCI will invoice LSI for these die based on “Post-SPP based Die”.
9.0	Products which are on not on SPP as of the “Effective Date” but subsequently are on SPP during the term of the contract
9.1	For the months, the Products are not on SPP, Die based pricing based on sorted good die will be used for invoicing purposes (or Wafer based pricing if [*] Wafers produced for that Product)

9.2	When the Product is switched to SPP by LSI, SCI will invoice LSI for these Die based on “Post SPP based Die”.

[*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Bumped Wafers
10.0	Wafers that are fabricated in Gresham and bumped at some other sub-contractor of LSI.
10.1	SCI will ship Wafers that require bumping to the location specified by LSI.

10.2	SCI will invoice LSI the applicable non-sorted Wafer price:

10.3	Wafer Products for which [*] Wafers have been manufactured, if the actual Die yields for such Products, (after bump and sort yield or SPP as applicable) is lower than the expected NDPW due to a Wafer processing cause, LSI shall be entitled to a credit for the shortfall in the actual NDPW as compared to the expected NDPW.

10.4	Similarly, for bumped Wafer Products for which [*] wafers have been manufactured, if the actual Die yields for such Products (after bump and sort yield or SPP as applicable) is higher than the expected NDPW, SCI shall be entitled to invoice LSI for the excess in the actual NDPW as compared to the expected NDPW.
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[*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Attachment B-6
(Section 5.1)
List of products for Die pricing
(based on [*] Wafers)
Candidate List – discuss between sign and close

Design
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[*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Design
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[*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Attachment C
(Section 7.1)
Cycle Times

[*]	[*]
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Attachment D
(intentionally left bank)

[*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Attachment E
Microcapacities
(Section 2.6 (f) / 4.1 (a))
Attachment E
Gresham Technology Micro-Capacities (Wafer Starts/Week)
Current Factory Micro-Capacity Limitations

Current Micro-capacity Limit
Technology	(Wafer Starts/Week)	[*]
G-10/G-11 C-9 CMOS18 G12-5LM	[*] [*] [*] [*]	[*] [*] [*] [*]

Gfk	[*]	[*]

G10 ( [*] reticles being transferred)	[*]	[*]

[*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Attachment F
(Section 6.1)
Scrap Limits
[*]

	Lot	Wafer
	Scrap	Scrap
Design	Yield %	Yield %
[*]	[*]	[*]
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[*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

	Lot	Wafer
	Scrap	Scrap
Design	Yield %	Yield %
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The above are scrap limits for devices produced [*] Wafers. Above schedule needs to be updated for devices with wafers [*] Wafers.

With respect to Attachment H (Section 8.1(b)) LSI Specification: WG36-000001-00, it consists of twenty-five (17) pages.
[*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Attachment F (continued)
(Section 6.1)
LSI Specification: VB00-000183-00
MAVERICK LOT CONTROL FOR
WORLDWIDE OPERATION
[*]

Attachment G
(Section 5.6 (g))
Payment Instructions
(to be completed prior to Closing)

With respect to Attachment H (Section 8.1(b)) LSI Specification: WG36-000001-00, it consists of twenty-five (25) pages.
[*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Attachment H
(Section 8.1 (b))
LSI Specification: WG36-000001-00
FACTORY RELIABILITY REQUIREMENTS
DOCUMENT — GRESHAM FAB
[*]

With respect to Attachment H (Section 8.1(b)) LSI Specification: WG36-000001-00, it consists of twenty-five (25) pages.
[*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Attachment H (continued)
(Section 8.1 (b))
LSI Specification: QA00-000004-21
SUPPLIER QUALITY AND RELIABILITY
REQUIREMENTS (SQRR)
FOUNDRY OPERATION
[*]

With respect to Attachment I (Section 8.1, 8.5) LSI Specification: VB00-000356-00, it consists of thirteen (13) pages. [*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Attachment I
(Section 8.1, 8.5)
LSI Specification: VB00-00035600
FOUNDRY
PROCESS CHANGE NOTIFICATION
(PCN) PROCEDURE
[*]

With respect to Attachment I (Section 8.1, 8.5) LSI Specification: VB00-000356-00, it consists of twenty-five (25) pages. [*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Attachment I (continued)
(Section 8.1, 8.5)
LSI Specification: VB00-000075-00
QUALIFICATION REVIEW BOARD (QRB)
OPERATING PROCEDURE
[*]

[*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Attachment J
(Section 2.6 (a))
Summary of Gflex Qualification Plan
■	HTOL/Environmental Test Status/Results
▪	[*]:
▪	Passing [*]
▪	[*]: Passing: [*]
▪	[*] Passing all environmental tests [*]
▪	FA completed for Logic IFR fails:
▪	[*]

▪	All units will be retested
[*]
Attachment J (continued)
(Section 2.6 (a))
Summary of Gflx Qualification Plan
■	Assumptions:
■	[*]

■	[*]

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■	Reliability group has agreed to go to QRB after completion of [*]

[*] Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
■	QRB will be scheduled after the completion of [*]
■	[*]